As filed with the U.S. Securities and Exchange Commission on May 20, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Reddit, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	45-2546501
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
303 2nd South Street, South Tower, 5th Floor
San Francisco, CA 94107
(415) 494-8016
(Address of principal executive offices) (Zip code)

Reddit, Inc. 2017 Equity Incentive and Grant Plan
(Full titles of the plans)
Steven Huffman
Chief Executive Officer and President
Reddit, Inc.
303 2nd South Street, South Tower, 5th Floor
San Francisco, CA 94107
(415) 494-8016
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Anthony J. Richmond Richard A. Kline Sarah B. Axtell Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Benjamin Lee Chief Legal Officer Milana McCullagh VP, Legal Reddit, Inc. 303 2nd South Street, South Tower, 5th Floor San Francisco, CA 94107 (415) 494-8016

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.0001 per share, of Reddit, Inc. (the “Registrant”) that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain stockholders that are current and former directors, officers, other employees, and consultants of the Registrant (each, a “Selling Stockholder”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
REDDIT, INC.
1,934,841 Shares of Class A Common Stock

This prospectus relates to 1,934,841 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Reddit, Inc. (“us,” “we,” or the “Registrant”), which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares consist of (i) 1,914,748 shares of Class A common stock issued to the Selling Stockholders pursuant to the settlement of restricted stock units (“RSUs”) and (ii) 20,093 shares of Class A common stock issued to a Selling Stockholder upon the conversion of 20,093 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), issued to such Selling Stockholder pursuant the settlement of RSUs, in each case, acquired by the Selling Stockholders under the Registrant’s 2017 Equity Incentive and Grant Plan, as amended (the “2017 Plan”).
The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “RDDT.” On May 17, 2024, the last sale price of our Class A common stock as reported on the NYSE was $62.04 per share.
The amount of Shares to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling the Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 2 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act.

Commissions, discounts, or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_____________________
The date of this prospectus is May 20, 2024

ABOUT THIS REOFFER PROSPECTUS
You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.
“REDDIT,” the Reddit logos, and other trade names, trademarks, or service marks of Reddit appearing in this prospectus are the property of Reddit. Other trade names, trademarks or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks, and service marks referred to in this prospectus appear without the ®, ™, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.

Unless the context otherwise requires, the terms “Reddit,” the “company,” “we,” “us,” and “our” in this prospectus refer to Reddit, Inc. and its consolidated subsidiaries.

THE COMPANY
Reddit is a global, digital city where anyone in the world can join a community to learn from one another, engage in authentic conversations, explore passions, research new hobbies, exchange goods and services, create new communities and experiences, share a few laughs, and find belonging. People are diverse and have multiple interests. Just like in a city, where citizens are part of multiple subcommunities, on Reddit, users often belong to multiple communities. At Reddit, users can dive into anything, and if a community does not already exist around a particular topic, they can create one. In December 2023, more than 500 million visitors(1), and in the three months ended March 31, 2024, an average of 82.7 million daily active uniques (“DAUq”), around the world came together on Reddit – continuously adding to our longstanding and constantly evolving human archive of information. They come together to share the rhythm of their daily discoveries, ask questions and receive advice, research before making a purchase decision, hear reactions to recent events, and thrive as a community. Built on shared interests, passion, and trust, Reddit has a community for everyone.
Corporate Information
We were incorporated as a Delaware corporation in May 2011. Our principal executive offices are located at 303 2nd Street, South Tower, 5th Floor, San Francisco, California 94107, and our telephone number is (415) 494-8016. Our corporate website address is www.redditinc.com. Information contained on, or that can be accessed through, www.redditinc.com, www.reddit.com, or our mobile applications do not constitute part of this prospectus, and the inclusion of our website address and references to any subreddits in this prospectus are inactive textual references only. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.
[1]

(1)    Each visitor is a user whom we can identify with a unique identifier who has visited a page on the Reddit website or opened a Reddit application at least once during the month. We use unique identifiers to deduplicate multiple visits from the same visitor. Our monthly visitor number involves a similar calculation process as our weekly active unique (“WAUq”) metric and daily active unique (“DAUq”) metric, except over a longer period of time.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-277256), declared effective on March 20, 2024, and under the caption “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our strategies to increase awareness of Reddit, including through search engine optimization, partnerships, and investment in full-funnel marketing;
•our strategies to increase user growth and engagement;
•our expectations regarding the growth and availability of valuable and appealing user-generated content on our platform;
•our ability to develop new products and services and bring them to market in a timely manner and make enhancements to our platform;
•our ability to implement artificial intelligence and machine learning to increase user growth and engagement and support advertising growth;
•user and advertiser growth strategies in geographies outside of the United States and in languages besides English;
•strategies to increase revenue from new and existing advertisers, including by (i) evolving our service model to more types of advertisers and building deeper advertiser relationships, (ii) providing product opportunities and
•offerings that deliver value to our advertisers, and (iii) developing measurements solutions to increase the effectiveness of our advertisers’ return on investment;
•strategies to expand revenue sources from non-advertising sources, including data licensing and our user economy;
•strategies to empower Redditors, including monetization tools for creators and communities;
•our content moderation model relative to complex content ranking algorithms;
•our ability to attract and retain Redditors and their level of engagement;
•the impact of the macroeconomic environment, including as a result of the ongoing conflict between Russia and Ukraine and the recent escalation of Middle East conflict involving Israel, on our business and other uncertainties in the global economy generally;
•our ability to maintain and enhance our brand and reputation;
•our history of losses and expectation to incur continuing losses for the foreseeable future;

•our ability to maintain the security and availability of our platform and protect against data breaches and other security incidents;
•our ability to manage risks associated with our business, in particular, risks related to content on our platform, and our content moderation approach, which depends on users who volunteer to be moderators of their communities;
•potential harm caused by changes in internet search engines’ methodologies, particularly search engine optimization methodologies and policies;
•the size of our addressable markets, market share, and market trends, including our ability to grow our business in the countries we have identified as near-term priorities;
•our ability to attract and retain advertisers and scale our revenue model;
•our ability to develop effective products and tools for advertisers, including measurement tools;
•our ability to compete effectively in our industry;
•our ability to expand and monetize our platform internationally;
•fluctuations in our operating results and seasonality of our business;
•our ability to raise additional capital;
•our ability to receive, collect, transfer, store, use, share, and otherwise process data, including personal information, and compliance with laws, rules, and regulations related to data privacy, protection, and security and content;
•our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations;
•changes in technology or methodology that impact our calculation of DAUq, including our ability to identify automated agents on our platform;
•real or perceived inaccuracies in current or historical metrics related to our business;
•the increased expenses associated with being a public company;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to identify, recruit, hire, and retain skilled personnel, including key members of senior management;
•our intention to continue to make investments in talent and our platform infrastructure;
•build out of a self-serve offering (as well as other automation tools) and significant opportunity to increase the number of advertisers on Reddit over time through our self-serve offering as well as with increased sales and marketing resources;
•large and attractive opportunity in the digital advertising market, as well as an attractive offering for both advertisers and users who benefit from the contextual advertising content that our platform provides, and our intention to continue to invest in this area;

•expectation of increased losses and decline in operating margins as we invest in product improvements and innovations and our international growth;
•challenges in increasing ARPU on an absolute basis outside of the United States;
•potential need to absorb the costs related to investments in product improvements and innovations without generating sufficient revenue to offset these costs;
•our opportunity to continue to grow our DAUq in the United States and around the world and our focus on growing our platform globally, including through entering new geographic markets and investing in under-penetrated ones;
•our aim to increase DAUq by scaling internationally, developing products that are more compelling for our users, and improving the quality of our products across all platforms;
•our expectation of an increase in our costs and expenses from the launch of new ad formats, products, and features, primarily as additional hosting costs although most of these areas of focus will not initially generate revenue;
•potential decline in users due to a reduction in third-party applications;
•potential near-term volatility in Redditor and revenue growth rates;
•sufficiency of our existing cash, cash equivalents, and marketable securities and amounts available under our revolving credit facility to meet our working capital and capital expenditure needs over at least the next 12 months; and
•sales of shares of our Class A common stock by us or our stockholders, including pursuant to exceptions in market standoff or contractual lock-up agreements, or the expiration of the lock-up period in connection with our initial public offering, and the anticipation of such events.
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
We have based the forward-looking statements contained in this prospectus primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of May 6, 2024, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder include an aggregate of (i) 1,914,748 shares of Class A common stock issued to the Selling Stockholders upon the settlement of RSUs, and (ii) 20,093 shares of Class A common stock issued to a Selling Stockholder upon the conversion of 20,093 shares of Class B common stock issued to such Selling Stockholder upon the settlement of RSUs, in each case, acquired by the Selling Stockholders under the 2017 Plan.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of May 6, 2024 or issuable pursuant to RSUs or performance-based RSUs, which are subject to vesting and settlement conditions expected to occur within 60 days of May 6, 2024. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.
Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of May 6, 2024, subject to community property laws where applicable.
We have based percentage ownership of our common stock before this offering on 44,441,885 shares of our Class A common stock, 119,067,371 shares of our Class B common stock, and no shares of our Class C common stock, par value $0.0001 per share, outstanding as of May 6, 2024.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Reddit, Inc., 303 2nd Street, South Tower, 5th Floor, San Francisco, California 94107.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Steven Huffman, Chief Executive Officer, President, and Director(4)	4,839,562	2.9%	57,474	4,782,088	2.9%
Shares subject to voting proxy(5)	57,655,068	35.3%	—	57,655,068	35.3%
Total	62,494,630	37.6%	57,474	62,437,156	37.5%
Jennifer Wong, Chief Operating Officer(6)	1,899,330	1.2%	68,918	1,830,412	1.1%
Andrew Vollero, Chief Financial Officer(7)	304,696	*	89,398	215,298	*
Christopher Slowe, Ph.D., Chief Technology Officer(8)	749,888	*	61,894	687,994	*
Benjamin Lee, Chief Legal Officer and Corporate Secretary(9)	440,841	*	37,552	403,289	*
Other Named Selling Stockholders(10)	12,401,958	7.2%	1,390,969	11,010,989	6.4%
Other Selling Stockholders(11)	348,298	*	228,636	119,662	*

*	Represents beneficial ownership of less than 1%.

(1)Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.
(2)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.
(3)For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders (to the extent such holder holds any shares of Class B common stock).
(4)Consists of (i) the 57,474 Shares, including 20,093 Shares issuable upon the conversion of 20,093 shares of Class B common stock, (ii) 60 shares of Class A common stock, (iii) 448,578 shares underlying options to purchase Class A common stock that are exercisable within 60 days of May 6, 2024, (iv) 487,121 shares of Class B common stock, (v) 149,526 shares underlying options to purchase Class B commons stock that are exercisable within 60 days of May 6, 2024, (vi) 1,510,784 shares of Class B common stock held in a revocable family trust of which Mr. Huffman is the trustee, and (vii) 2,168,730 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 6, 2024 and held in a revocable family trust of which Mr. Huffman is the trustee.
(5)Consists of (i) 16,182 shares of Class A common stock and (ii) 42,191,092 shares of Class B common stock held by Advance Magazine Publishers Inc. (“Advance”). The board of directors of Advance Publications, Inc. (“AP”), the indirect parent company of Advance, makes all voting and investment decisions with respect to the Reddit shares held by Advance, subject to, except under limited circumstances, an irrevocable proxy held by Mr. Huffman pursuant to the terms of a voting agreement entered into between Mr. Huffman and Advance in connection with our IPO. The members of the board of directors of AP are Michael A. Newhouse, Steven O. Newhouse, Samuel I. Newhouse, III, Thomas S. Summer, and Victor F. Ganzi. Steven O. Newhouse, a member of our board of directors, and each of the other directors of AP disclaims beneficial ownership over such Reddit shares. The address for Advance is c/o Advance Publications, Inc., One World Trade Center, New York, New York 10007. It also includes (i) 4,276,997 shares of Class A common stock held by Tencent Cloud Europe B.V., (ii) 50,425 shares of Class A common stock held by Jojoba Investment Limited, (iii) 10,682,385 shares of Class B common stock held by Tencent Cloud Europe B.V., and (iv) 437,987 shares of Class B common stock held by Jojoba Investment Limited. Each of Tencent Cloud Europe B.V. and Jojoba Investment Limited is a wholly owned subsidiary of Tencent Holdings Limited. The mailing address for both Tencent Cloud Europe B.V. and Jojoba Investment Limited is c/o Tencent Holdings Limited, Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong. Includes shares of Class A common stock and Class B common stock held by Tencent Cloud Europe B.V. and Jojoba Investment Limited over which, except under limited circumstances, Mr. Huffman holds an irrevocable proxy, pursuant to the terms of a voting agreement between Mr. Huffman, Tencent Cloud Europe B.V., Jojoba Investment Limited, and us.
(6)Consists of (i) the 68,918 Shares, (ii) 505,524 shares of Class A common stock, (iii) 1,163,888 shares underlying options to purchase Class A common stock that are exercisable within 60 days of May 6, 2024 and (iv) 161,000 shares of Class A common stock held by the MorMa Trust dated June 22, 2021, over which Ms. Wong’s spouse has voting and dispositive power.
(7)Consists of (i) the 89,398 Shares and (ii) 215,298 shares of Class A common stock.
(8)Consists of (i) the 61,894 Shares, (ii) 77,980 shares of Class A common stock, (iii) 245,842 shares underlying options to purchase Class A common stock that are exercisable within 60 days of May 6, 2024, (iv) 319,104 shares underlying options to purchase Class B common stock that are exercisable within 60 days of May 6, 2024 (v) 30,068 shares of Class A common stock held in a revocable family trust of which Mr. Slowe is the trustee, and (vi) 15,000 shares of Class B common stock held in a revocable family trust of which Mr. Slowe is the trustee.
(9)Consists of (i) the 37,552 Shares, (ii) 78,789 shares of Class A common stock, and (iii) 324,500 shares underlying options to purchase Class A common stock that are exercisable within 60 days of May 6, 2024.
(10)Includes the following 1,122 named non-affiliate persons, each of whom holds at least 1,000 Shares: Aaron Oertel, Aaron Shin, Abigail Shchur, Adam Carl, Adam Espinola, Adam Leon, Adam Sax, Adam Yates, Adriel Frederick, Adriel Velazquez, Advait Uday Netravali, Akash Mukherjee, Akosua Kernizan, Akshay Nambiar, Alaina Simon, Alan Tai, Albert Ignacio, Alberto Moreno, Alec Ng, Aleksandr Pomosov, Aleksey

Bilogur, Alessandro Oddone, Alex Corcoran, Alex Gallichotte, Alex Okolish, Alexander Early, Alexander Rhee, Alexander Ritchie, Alexander Underwood, Alexander Wilson, Alexander Yap, Alexandra Campey, Alexandra Comito, Alexandra Howard, Alexandra McCann, Alexey Rubtsov, Alexis Alabastro, Alexis Irwin, Alfie Sison, Alisha Leyva Sievers, Alison Levy, Alison Williams, Allan Yarmulnik, Allana Selden, Allen Nguyen, Allie Einsidler, Allison Byrne, Allison Pacelli, Allison Tepley, Amalia Fenton, Amalia Riess, Amanda Baker, Amanda da Rosa, Amanda Feldman, Amanda Sanchez, Amanda Shimshock, Amanda Weller, Amaya Booker, Ambarish Joshi, Amber Milavec, Amberly Fullmer, Amit Kumar, Amna Saeed, Amy Chan, Amy Jeffrey, Ana Gonzalez, Analisa Nazari, Analuisa Dominguez, Andon Espeseth, Andre von Houck, Andrea Carrasquel, Andrea Vattani, Andrei Morichev, Andrew Abbott, Andrew Boyle, Andrew Choi, Andrew Dai, Andrew Garrett, Andrew Hoang, Andrew Johnson, Andrew Kao, Andrew Moskowitz, Andrew Prinz, Andrew Reitz, Andrew Schneider, Andrey Belevich, Andrii Buriachevskyi, Angelica Chatwani, Anirudha Sundaresan, Anish Balaji, Ann McHale, Anna Haffner, Anna Mork, Anna Ofstein, Annabelle Jagger, Anna-Maria Soellner, Anne Lashmet, Anshula Johri, Anthony Bush, Anthony Dong, Anthony Fariole, Anthony Lenzi, Anthony Sandoval, Anthony Singhavong, Anthony Snook, Anthony Soto, Anton Galchenko, Anton Sinitsyn, Anubhaw Shrivastav, Anuradha Gulati, Apurva Reddy, Arshad Siddiqi, Artem Titoulenko, Arthur Dexter, Ashlee Edwards, Ashleigh Rankin, Ashley Crisostomo, Ashley Qian Yi Teoh, Ashley Xu, Audrey Holmes, Austin Hsueh, Austin Sheffield, Avet Grigoryan, Aviv Junno, Aylea Baldwin, Aziz Mansaray, Baojin Zhao, Barney Cabrera, Barrie Segal, Basil Anderson, Bassem Haddad, Bee Massi, Belen Moss, Benjamin Harris, Benjamin Kochie, Benjamin Mancuso, Benjamin Rebertus, Benjamin Rosen, Benjamin Vick, Benjamin Wisegarver, Beverly Galipeau, Bhargav Aditya Ayyagari, Bhavani Balasubramanyam, Bhushan Shah, Bilal Shaikh, Bing Hui Feng, Biying Kong, Blanca Galego Pascual, Braden Groom, Braden O'Guinn, Bradley Bertolet, Brahmaprakash Narayanan Nair, Branden West, Brandin Hirsch, Brandon Carril, Brandon Ireland, Brandon Kobilansky, Brandon Pierce, Brandon Stolz, Brendan Tierney, Brian Graham, Brian Hester, Brian Kimmig, Brianna Greenberg, Brittany Hang, Caitlin Ostrov, Cameron Njaa, Camilla Kalvaria, Camille Fairbank, Camryn Perry, Carl Dunham, Carl Pearson, Carla McIntosh, Carlos Atencio, Carlos Moran, Carly Goodwin, Carolina Santos Batista, Caroline Absher, Carrie Steele, Carson Reese, Cary Zhou, Casey Leonard, Cassidy Good, Catarina Sofia Rodrigues Oliveira, Catherine Chi, Catherine Wright, Cayley Nickerson, Cedric Blondeau, Chad Anderson, Charankumar Akiri, Charles O'Neal II, Charles Zhang, Chelsea Farnam Snyder, Chelsea Kochan, Chenyang Ma, Ching-Han Hsieh, Chloe Bellwoar, Christina Shareef, Christina Soppitt, Christina Wang, Christophe Hivert, Christopher Bassano, Christopher Dary, Christopher Doyle, Christopher Fetherston, Christopher Fournier, Christopher Guerra, Christopher Khosrovani, Christopher Mackey, Christopher Marpo, Christopher Potts, Christopher Schomaker, Christopher Yu, Chun Chen, Chu-Yuan Wang, Cindy Au, Clement Bradley, Clement Rousselle, Clement Wong, Clifford Chen, Codey Schimelpfenig, Colin Thibadeau, Colin Woods, Colleen Curtis, Concepción Polo Bayo, Cong Sun, Connor Przybyla, Conor McGee, Conor O'Brien, Conrad Stoll, Cord Frieden, Corey Hewitt, Courtney Moreno, Courtney Wang, Craig Brown, Craig Dearden, Craig Smith, Cullen Reilly, Cynthia Hickson, Cynthia Ye, Daisy Ching, Daniel Chung, Daniel Cohen, Daniel Conway, Daniel Couture, Daniel DeMicco, Daniel Duke, Daniel Koop, Daniel Mikos, Daniel Nullmeyer, Daniel OBoyle, Daniel Otero, Daniel Peters, Daniel Suh, Daniel Vasquez, Daniel Vink, Daniele Tessaro, Daniella Reiser, Dante Orpilla, Danylo Radkovskyi, Darien French-Owen, Dario Mungoi, Daryo Cummins, David Benham, David Brotherstone, David Carr, David Kennedy, David Kim, David King, David Mai, David Meals, David Mick, David Milmont, David Muñoz Díaz, David Trencher, David Wick, David Woodrick, David Yang, Deborah Hsieh, Deepa Vaidyanathan, Deepak Gupta, Denis Ruckebusch, Denis Skrynnikov, Denise Cheng, Dereck Gelb, Derek Hsieh, Devin McAfee, Diana Nam, Diego Hernandez, Dinesh Gunda, Dinesh Pandarinathan Subramani, Divya Chandrakant Bala, Diya Abraham, Dominic Valenciana, Donald Franks, Donall O'Brien, Dong Chen, Dongtian Zheng, Dorian Jaminais-Grellier, Douglas Turnbull, Douglas VanOast, Doulla Croft, Drew Heavner, Duo Zheng, Durgesh Kaushik, Dylan Bussone, Dylan Clayton, Dylan Glenn, Edric Zamora, Edward Syson, Edward Tigs, Ela Shahar, Elena Sparger, Elijah Fergason, Elisabeth McGinty, Elizabeth Manolis, Elizabeth Nicholas, Elizabeth Siebert, Elizabeth Tipton, Ellen Havlicek, Ellis Miranda, Emily Fay, Emily Freebery, Emily Le, Emily Meng, Emily Yarwood, Emma Kohanyi, Emma Rathe, Eric Chiquillo, Eric Kuck, Eric Pekar, Eric Turnwald, Eric Wolak, Erica Au-Yeung, Erick Gort, Erik Bro, Erik Sebastian Nabrink, Erika Takayama, Erin Briggs, Erin Fong, Erin Hirsch, Erin Moulson, Eseosa Asiruwa, Esther Higashi, Euirim Choi, Eunice Tan, Eunkyung Chung, Evan Pham, Evan Wolf, Farhan Ahmad, Farkhad Khatamov, Faye Zhao, Filland Shubat, Finn Alvaro, Fiona McKenzie, Fiona Wong, Francis Sullivan, Francisco Garcia, Frederic Trepanier Ells, Fredrick Lee, Gabija Safranavicius, Gabriel Sands, Gabriela Pittari, Gabriella Stein, Gabrielle Del Prete, Galit Gontar, Garrett Farmer, Garrett Hoffman, Garth Johnson, Gavin Schulz, Geoffrey Hackett, George Preedy, Georgia Wetzell, Gina Hammond, Girish

Mohandass, Girish Viswanathan, Gleb Polushkin, Gökhan Alıcı, Gopal Rajpurohit, Goran Naumoski, Gordon Patterson, Grace McCracken, Graham Kelly, Grainne Walsh, Gregory Barasch, Gregory Einfrank, Griffin Michl, Gustave Sauveroche, Hakan Degirmenci, Han LI, Hang Yeh, Hanyu Guo, Haoxin Cao, Hardik Bati, Hardley Jeannite, Harold Klaje, Harpaul Gill, Harvey Xia, Heather Bailey, Heather Cannady, Heather Jones, Heather Pollack, Heidi Wildermuth, Henry Lien, Heriberto Madrigal, Ho Tin Siu, Holly Dockstader, Holly Ulasovich, Hong Le, Hristo Stefanov, Huy Le, Huyen Tran, Hwanho Yong, Ian Bibby, Ian deBoisblanc, Ian Leitch, Ian Lopez, Ian Williams-Brown, Iaroslav Oleksandrovych Khramov, Ibtesam Mujir, Ignacio Arranz, Igor Bulyga, Igor Waligóra, Ilia Kuznetcov, Irena Dotcheva, Iris Chen, Isabella Bruno, Ismail Kheir, Ivan Pysarevskyy, Jacob Davidson, Jacob Fierro, Jacob Goren, Jacob Ziegler, Jaime Flynn, James Edwards, James Jarzab, James Jia, James Lubowsky, James Rath, James Simon, James Squires, James Way, Jamie Davis, Jamie Pakett, Jamie Williams, Jamilah Foster, Jane Lam, Janet Jin, Janine Ward, Janis Libeks, Jared Strate, Jasmine Hill, Jasmine Paukkunen, Jason Bigman, Jason Costa, Jason Fong, Jason Lee, Jason Miller, Javier Bustamante, Jayme Howard, Jeannie Lee, Jeffrey Belser, Jeffrey Carlson, Jeffrey Huang, Jeffrey Woodhull, Jenna Halbert, Jennie Zhang, Jennifer Bollard, Jennifer Cerazy, Jennifer Chunn, Jennifer Swift, Jennifer Whitehouse, Jenny Lee, Jenny Ngo, Jenny Ping, Jeremy Gagnier, Jeremy Kessel, Jeremy Thompson, Jerome Kang, Jerroyd Moore, Jesjit Birak, Jesse Kuiper, Jesse Rose, Jessica Ashooh, Jessica Calef, Jessica Glowacki, Jessica Grewal, Jessica Herbst, Jessica Jata, Jessica Kubo, Jessica Lam, Jessica Lin, Jessica Maron, Jessica Somerhausen, Jessica Zhou, JessicaKate Ogungbadero, Jesus Serratos Soria, Jewel Darger-Sacher, Jianning Huang, Jianyi Yi, Jillian Lamb, Jing Yan, Joanna Wheeler, Joe Park, Joel Westberg, Johar Bonafe, John Baylon, John Haskell, John Keim, John Looney, John Morse, John Richardson, John Yuen, Jonas Druppel, Jonas Jahr, Jonathan Basiri, Jonathan Carrasco, Jonathan Chen, Jonathan Chester, Jonathan Chow, Jonathan Davies, Jonathan Flesher, Jonathan Gifford, Jonathan Harper, Jonathan Sauerbrun, Jonathan Tien, Jonathon Elfar, Jon-Michael Davirro, Jooyoun Hong, Jordan Atlas, Jordan Cushman, Jordan Oslislo, Jose Abady, Jose Browne, Jose Carlos Gonzalez Cristobal, Jose Fernandez, Jose Luis Martinez Fernandez, Jose Luis Pedrosa Montes, Joseph Pascale, Joseph Tagliaferro, Josh Zimmerman, Joshua Cherry, Joshua DeVinney, Joshua Rosso, Joshua Wilcox, Juan Lozano Gómez, Julia Causey, Julia Ely, Julia Fraenkel, Julia Lopes, Juliana Jaoudi, Juliana McLain, Julianna Schopp, Julie Dazzo, Julie Krosnicki, Julie Rogers, Julie Trier, Julio Villena Roman, Justin Ely, Justin Han, Justin Ka Tai Wong, Justin Letizia, Justin Tervala, Kaavya Gupta, Kaily Nguyen, Kaitlin Atkinson, Kaitlin McGirl, Kalon Zandbergs, Kalyani Oak, Karan Thukral, Karie Dorrance, Katherine Ambrose, Katherine Neilan, Kathryn Gold, Kathryn McArthur, Kathryn Mullican, Kathy Huang, Katrina Gloriani, Katrina Kaker, Kayla Hamberg, Kayvon Reyhani, Kefu Du, Keith Preston, Kelly Hutchison, Kenneth Pu, Kenneth Struys, Kenny Kim, Kenny Yee, Kevin Calloway, Kevin Carbone, Kevin Dious, Kevin Fujinami, Kevin Ganelin, Kevin Hannigan, Kevin Huynh, Kevin Jiang, Kevin Li, Kevin Mercier, Kevin Rodriguez, Kevin Tseng, Kevin Zhang, Keyur Bhulani, Kimberly Small, Kirsten Benzel, Knut Synstad, Koen Vos, Konrad Reiche, Kori Denning, Kristen De Silva, Kristin Summers, Kristina Krupilnitskaya, Kristina Wages, Kristoffer Thømt Ravneberg, Kristopher Kennedy, Kritika Rai, Krystle Gastrock, Krzysztof Kozielczyk, Kyle Aisho, Kyle Kortum, Kyle Lemons, Kyle Maxwell, Kyle Shindler, Kyu Shim, Laura Eckman, Laura Kotee, Laura Nestler, Laura Ungar, Laurelle Potter, Lauren Darcey, Lauren Stosik, Lauren Towner, Lawson Marian, Leah Smith, Leandra King, Lei Zhu, Lei Zhu, Leonid Rudyak, Lexie Adams, Lillian Zheng, Linda Finne, Lindsay Atkins, Lindsay Kaufman Placona, Lindsay Osher, Lindsay Remigio, Lisa Liebig, Lisa O'Keefe, Liu Yang, Liyou Zhang, Logan Ganieany, Logan Wilson, Lon Ingram, Looja Tuladhar, Lorenz Fischer, Louise Zhou, Luana Witt, Lucas Smith, Lucy Jiang, Ludvig Gee, Luis Londoño, Luke MacLellan, Luyang Zhang, Lyndsey Garcia, Mackenzie Greene, Madhura Deshpande, Magomed Abdurakhmanov, Manisha Patel, Manohar Kacheru, Manuel Gutsche, Mara Figueroa, Marat Sharifullin, Marc Saake, Marco Fabrega, Marco Ferrer, Marcus Wood, Marcy McCormick, Maria Jose Corella Carranza, Maria Kare, Mariam Hakobyan, Maribelisse Rodriguez, Mariia Skydan, Marina Chang, Marissa Bell, Mark Grabois, Mark Hambly, Mark Jackson, Mark Otuteye, Mark Thomas, Marla Pacini, Mary Ann Belliveau, Mary Diamond, Mary Martin, Matt Ringler, Matthew Baumer, Matthew Bottiglio, Matthew Dornfeld, Matthew Eschert, Matthew Ewing, Matthew Feucht, Matthew Gonzalez, Matthew Grounds, Matthew Jarvie, Matthew Johansen, Matthew Klein, Matthew Lam, Matthew Leung, Matthew Magsombol, Matthew Peterson, Matthew Piatetsky, Matthew Snelham, Matthew Spathas, Matthew Terwilliger, Matthew Williamson, Maureen Donnelly, Max Lane, Maxim Melentyev, Mayank Yadav, Md Mansurul Bhuiyan, Meera Deva, Megan Lee, Megan Murray, Meghan Schnelle, Melissa Cole, Melissa Stroud, Michael Baker, Michael Bauerly, Michael Byrd, Michael Byrnes, Michael Caplan, Michael Cole, Michael Cox, Michael Dillingham, Michael Doherty, Michael Farrell, Michael Flanagan, Michael Gardner, Michael Isaakidis, Michael Jones, Michael Klein, Michael Louie, Michael Minnehan, Michael Norste, Michael Overstreet, Michael Petrocelli, Michael Price, Michael Rapp, Michael Rohde, Michael

Shiplett, Michael Vogel, Michael Wright, Michele Bates, Michelle Lozzi, Michelle Quin, Michelle Reynolds, Mickenson Muzac, Mike Kacirek, Mikhail Kuleshov, Milana McCullagh, Mimi Liu, Mingqiang Niu, Miriam Petrlich, Misti Stoddard, Mitchael Houtsager, Mohamad Fadl, Monica Benson, Monica Burgos, Monica Ting, Morgan England, Murat Duman, Nadia Bahrami, Nadine Quitania, Nagalakshmi Ramasubramanian, Namit Chaturvedi, Nancy Ma, Nandika Donthi, Naomi Campbell, Napat Luevisadpaibul, Naser Peiravian, Nastaran Ghadar, Natalie Swan, Nazareno Lorenzo, Neha Anand, Nellie Peshkov, Nhung Doan, Niccolò Franchi, Nicholas Daigler, Nicholas Fohs, Nicholas Ngorok, Nicholas Quan, Nicholas Singer, Nicholas Truong, Nicola Mann, Nicolas Kim, Nicole Fink, Nicole Ho, Nikhil Limaje, Nikhita Abhinandan Patil, Nikoline Kallhovde, Nilesh Patel, Nirmal Veerasamy, Nishe Modoyan, Nishi McGinley, Noah Robbins, Nora Bonaventura, Nupur Kumar, Nydia Diaz, Olga Khvan, Oliver Wendt, Om Prakash Pitta, Omar Hasan, Ori Schnaps, Otto Alexander Gee, Paarul Sukanya Arulappa, Pali Bhat, Pamela Mejia, Pamela Xie, Pankaj Kumar, Parama Dutta, Parineeta Sinha, Parker Pierpont, Parris Caffey, Parth Parikh, Pascal Lalonde, Patrick Chew, Paul Booth, Paul Bousquet, Paul Knox, Paul Linstrot, Paul Mohme, Paul Pescovitz, Paul Peterman, Paul Raff, Paulita David, Paulo Jose Leandro Simoes da Costa, Pavlo Grozian, Peter Dolan, Peter Novotnak, Peter Schuette, Peter Wilson, Petr Orlov, Phil Aquilina, Philippa Gilsenan, Phillip Parent, Phuong Polly Nguyen, Piotr Berlowski, Piotr Osmenda, Prachi Sakharkar, Prashant Singh, Prerana Haridoss, Priyanka Rajan Samarth, Pu Zhang, Puja Sonwane, Qasim Zeeshan, Qi Chu, Rachael Mahon, Rachael Morton, Rachel Araullo, Rachel Callaway, Rachel Devenow, Rachel Glazier, Rachel O'Brien, Rachel Vinett, Racquel Dietz, Rafael Rodriguez, Rafael Yuri Bardini, Rahul Priyedarshi, Rahul Shekhar, Ralph Mishiev, Randall Goodman, Ranit Saha, Raquel Recio, Rashad Laher, Rebecca Neidle, Renee Tasso, Ricardo Hernandez, Ricardo Serra, Richard Andrew Reeves Jr., Richard Bussy, Richard Estacio, Richard Swedberg, Rick Krugh, Rizwan Nazeer Ahamed Mohamed, Robert Ferdman, Robert Guerrini, Robert Hickey, Robert Iwatt, Robert McWhinnie, Robert Smith, Roden Vuong, Roelof van Zwol, Rogan Murley, Roman Bietin, Roman Boltunov, Roman Levitas, Roman Merkulov, Roman Sidorov, Ronald Perris, Ronit Roodman, Rosa Català, Rose Liu, Roxanna Young, Ruby Kwong, Ruby Sharma, Ruiyi Lin, Rushil Shah, Ryan Angerami, Ryan Balfanz, Ryan Brendle, Ryan Bressler, Ryan Casper, Ryan Choi, Ryan Day, Ryan Gum, Ryan Hutzler, Ryan James, Ryan Lakritz, Ryan Lewis, Ryan Liebling, Ryan Loebs, Ryan McGarry, Ryan Morrison, Ryan O'Neill, Ryan Paul, Ryan Sadler, Saad Rehmani, Sahil Grover, Sahil Taneja, Sai Pinapati, Salil Wagh, Salomon Smeke Cohen, Salvador Solorzano Jr., Sam Odom, Samantha Bheddah, Samantha Bosshard, Samantha Dunn, Samuel Hughes, Sanjay Kairam, Sankha Pathak, Sarah Matarese, Sarah Miner, Sarah Primm, Sarah Ralston, Sarah Rosen, Sasa Li, Sathia Narayanan Mahadevan, Saurabh Patwardhan, Savanna Murphy, Savannah Whelan, Sayan Sanyal, Scott Bressler, Scott MacGregor, Scott Reisor, Sean Calarco, Sean Callahan, Sean Joerg, Sean McLean, Sean Rees, Sean Sassenrath, Sean Stapleton, Sean Ward, Sean Wilson, Sedric Bailey, Seowon Han, Sergei Pavlov, Serkan Piantino, Seth Bardelas, Shafi Bashar, Shambhavi Kumar, Sharon Lambie, Shashank Veerapaneni, Sherman Jacobson, Sherwin Su, Shiv Shankar Menon Palat, Shuangtong Feng, Shunqi Lu, Siddharth Manoj, Siddharth Parikh, Siddhartha Konda, Sierra Gamelgaard, Silvio Macchia, Simone Mercier, Skyler Kistler, Sora Bai, Sotirios Nanopoulos, Sowjanya Adusumalli, Spencer Koch, Spyridon Christakopoulos, Sreeprasad Govindankutty, Sricharan Ramanujam, Stephan Weinwurm, Stephane Dudzinski, Stephanie Calabrese, Stephanie Carville-Shang, Stephanie Gilbert, Stephanie Lin, Stephanie Malis, Stephen Niedzielski, Stephen Ragain, Stephen Riad, Steven Schoen, Steven Song, Sukwoo Kim, Suman Chiluveru, Suman Das, Sumedha Raman, Sumit Govindlal Binnani, Sunayana Gutta, Sunbir Gill, Sung Hwang, Susan Carlisle, Susan Lim, Susana Zamora, Susannah Vass, Susanne Mostertman, Susanne Schmid, Sydney Ryan, Taimur Ahmed, Takunda Jora, Tanzeela Khan, Tara Armstrong, Tatyana Gulina, Taylor Kelley, Taylor Patam, Taylor Pennella, Taylor Rothblat, Ted Dorfeuille, Thomas Lambert, Thomas Lawrence, Thomas Pitts, Thomas Prasad, Thyasmine Erikson, Tiago Travanca, Tianlin Zhang, Tiffany Ong, Timothy Chin, Timothy McCarthy, Timothy Olson, Timothy Rathschmidt, Timur Nurlygaianov, Ting Cao, Tiziano Pigliucci, Todd McMullen, Tomer Dekel, Travis Marasigan, Travis Smith, Trisha Shetty, Tyler Lubeck, Tyler Otto, Tyler Tinsley, Udgeetha Mallampalli, Uladzimir Liashkevich, Uladzislau Zhluktsionak, Ulf Knoblich, Usman Azhar, Uzair Khan, Vaibhavi Jha, Valerie Nelson, Valerio Pipolo, Vamshik Reddy Mamidi, Vanessa Hensler, Vanessa Wu, Vedran Kuljanin, Venkata Bhagavatula, Victor Malof, Vignesh Raja, Vijay Ramesh, Vikram Aravamudhan, Vinay Krishnan Sridhar, Vinay Prasad, Vincent Smith, Virgilio Pigliucci, Virginia Nicoletti, Vishal Gupta, Vivek Seth, Vivian Ung, Volodymyr Gnatovych, Volodymyr Kononenko, Walter King, Walter Michelin, Warren Wan Pang Cheung, Wei Chen Chu, Wen Yi Lim, Wendy Ni, William Achukwu, William Brackett, William Cady, William Cline, William Dodd, William Taylor, William Tse, Winter Raymond, Xi Su, Xiaorui Gan, Xiaotong Li, Yan Wang, Yan-Jiun Chen, Yasmine Moazami, Yee Chen, Yessika Labrador, Yi Zhang, Yimin Wu, Yin Yin, YingYing Li, Yonatan Freedman, Yubo Zhou, Yufeng Luo, Yu-Hsin Hsu, Yuji Li,

Yuxuan Wang, Zachary Hamm, Zachary McBride, Zachary Saul, Zareen Ahmad Brock, Zehra Merve Karaman Gokcen, Zeinab Sayed, Zhe Ren, Zhenhuan Gong, Zhenzheng Zhu, Zhongyang Song, Zi Chu, Zoe Goldfarb, Zoubin Irani and Zoya Ali. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Registrant.
(11)Includes 729 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Registrant.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•directly by the Selling Stockholders, or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the New York Stock Exchange;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Latham & Watkins LLP, Menlo Park, California.

EXPERTS
The consolidated financial statements of Reddit, Inc. and its subsidiaries as of December 31, 2022 and 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a) the Registrant’s Prospectus filed on March 21, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-277256), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 8, 2024; and
(c) the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41983), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on March 20, 2024, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our corporate website at www.redditinc.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Reddit, Inc., 303 2nd Street, South Tower, 5th Floor, San Francisco, California 94107, (415) 494-8016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*

*
The information called for in Part I of Form S-8 to be contained in this Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by Reddit, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a) the Registrant’s Prospectus filed on March 21, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-277256), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 8, 2024; and
(c)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41983), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on March 20, 2024, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.

Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is governed by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article 9 of the Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors, executive officers, and certain other officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of directors, for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit, provided that officers may not be indemnified for actions by or in the right of the corporation. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments that may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
See also the Undertakings set forth in the response to Item 9 herein.
Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Reddit, Inc.	8-K	001-41983	3.1	March 25, 2024

4.2	Amended and Restated Bylaws of Reddit, Inc.	8-K	001-41983	3.2	March 25, 2024

4.3	Form of Class A Common Stock Certificate	S-1/A	333-277256	4.2	March 11, 2024

4.4	Form of Class B Common Stock Certificate	S-8	333-278119	4.6	March 21, 2024

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page to the Registration Statement)

99.1#	2017 Equity Incentive and Grant Plan, as amended	S-1	333-277256	10.8(a)	February 22, 2024

107*	Filing Fee Table

_______________
*Filed herewith.
#    Indicates management contract or compensatory plan.
Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 20th day of May, 2024.

REDDIT, INC.

By:	/s/ Steven Huffman
Name:	Steven Huffman
Title:	Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Huffman and Andrew Vollero, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Huffman	Chief Executive Officer, President and Director (Principal Executive Officer)	May 20, 2024
Steven Huffman

/s/ Andrew Vollero	Chief Financial Officer (Principal Financial Officer)	May 20, 2024
Andrew Vollero

/s/ Michelle Reynolds	Chief Accounting Officer (Principal Accounting Officer)	May 20, 2024
Michelle Reynolds

/s/ Sarah Farrell	Director	May 20, 2024
Sarah Farrell

/s/ Patricia Fili-Krushel	Director	May 20, 2024
Patricia Fili-Krushel

/s/ Porter Gale	Director	May 20, 2024
Porter Gale

/s/ David Habiger	Director	May 20, 2024
David Habiger

/s/ Steven O. Newhouse	Director	May 20, 2024
Steven O. Newhouse

/s/ Robert A. Sauerberg	Director	May 20, 2024
Robert A. Sauerberg

/s/ Michael Seibel	Director	May 20, 2024
Michael Seibel
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